Table of Contents

File No. 024-________

As filed with the Securities and Exchange Commission on June 2, 2023

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated June 2, 2023

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Bell Rose Capital, Inc.

2,000,000,000 Shares of Common Stock

By this Offering Circular, Bell Rose Capital, Inc., a Wyoming corporation, is offering for sale a maximum of 2,000,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $_____[0.005-0.01] per share (the price to be fixed by a post-qualification supplement), pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence within two days of the SEC’s qualification of the Offering Statement of which this Offering Circular forms a part; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public		Commissions (1)	Proceeds to Company (2)
Common Stock	2,000,000,000	$	_____[0.005-0.01]	$-0-	$_____[10,000,000-20,000,000]

(1)	We do not intend to offer and sell the Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer of finder, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.
(2)	Does not account for the payment of expenses of this offering estimated at $25,000. See “Plan of Distribution.”

Our common stock is quoted in the over-the-counter under the symbol “BELR” in the OTC Pink marketplace of OTC Link. On June 1, 2023, the closing price of our common stock was $0.51 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Preferred Stock, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: each share of Series A Preferred Stock has the right to 500 votes in any vote of our shareholders. Our Chief Executive Officer, as the owner of 71% of all outstanding shares of the Series A Preferred Stock will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to Qualified Purchasers” (page 16). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 2023.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Bell Rose Capital, Inc., a Wyoming corporation, including its subsidiaries.

Our Company

We were incorporated on December 15, 2003, under the name Aid Auto Stores, Inc. In January 2004, our corporate name changed to Inca Enterprises Corp. In April 2004, our corporate name changed to Velocity International Corp. In February 2006, our corporate name changed to Deep Blue, Inc. In November 2013, our corporate name changed to Bell Rose Capital, Inc.

Effective February 10, 2023, we acquired IAI tech, a California corporation (IAI) that develops state-of-the-art software, apps, and other technologies that will be integrated into diverse logistical infrastructures within the transportation and agriculture industries. IAI is currently working on the development of software, apps and other technologies to bring to the market. Our company ceased being a shell on February 10, 2023, with the acquisition of IAI. (See “Business”).

Offering Summary

Securities Offered	2,000,000,000 shares of common stock, par value $0.001 (the Offered Shares).
Offering Price	$_____[0.055-0.01] per Offered Share.
Shares Outstanding Before This Offering	421,952,476 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	2,421,952,476 shares issued and outstanding, assuming the sale of all of the Offered Shares hereunder.
Minimum Number of Shares to Be Sold in This Offering	None
Disparate Voting Rights	Our outstanding shares of Series A Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: a each share of Series A Preferred Stock has the right to 500 votes in any vote of our shareholders. Our Chief Executive Officer, Carlos Salgado, is the owner of 71% of the outstanding shares of the Series A Preferred Stock and will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and (“Security Ownership of Certain Beneficial Owners and Management”).
Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.
Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “BELR” in the OTC Pink marketplace of OTC Link.
Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.
Use of Proceeds	We will apply the proceeds of this offering for software development, sale and marketing, general and administrative expenses and working capital. (See “Use of Proceeds”).
Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.
Corporate Information	Our principal executive offices are located at 2920 Inland Empire Boulevard, Suite 103, Ontario, California 91764; our telephone number is 909-662-6973; our corporate website is located at bellrosecapital.wordpress.com. No information found on our company’s website is part of this Offering Circular.

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Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

For a significant period of time prior to February 2023, we identified ourselves as a “shell company,” as defined by Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Securities Exchange Act of 1934. Because we only recently emerged from “shell company” status and due to the fact that IAI is a development stage business, there is no assurance that we will ever generate revenues from our business operations or that we will ever earn a profit. Further, any losses reported by us in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred losses in prior periods. For the three months ended March 31, 2023, we incurred a net loss of $10,000 (unaudited) and, as of that date, we had an accumulated deficit of $1,403,823 (unaudited). For the year ended December 31, 2022, we incurred a net loss of $519,911 (unaudited) and, as of that date, we had an accumulated deficit of $1,393,823 (unaudited). For the year ended December 31, 2021, we incurred a net loss of $83,897 (unaudited) and, as of that date, we had an accumulated deficit of $873,912 (unaudited). Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We do not have a successful operating history. Until February 2023, we had not engaged in active business operations for several years, which makes an investment in the Offered Shares highly speculative in nature. Because of this lack of operating success, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the implementation of new business strategies, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing greater awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

•	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
•	our ability to execute our business strategies;
•	our ability to manage our expansion, growth and operating expenses;
•	our ability to finance our business;
•	our ability to compete and succeed in a competitive industry; and
•	future geopolitical events and economic crisis.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our business strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

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There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

Our financial statements are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied. We are not required to have our financial statements audited by a firm that is certified by the Public Company Accounting Oversight Board (“PCAOB”). As such, we do not have a third party reviewing the accounting. We may also not be up to date with all publications and releases released by the PCAOB regarding accounting standards and treatments. This circumstance could mean that our unaudited financials may not properly reflect up to date standards and treatments, resulting in misstated financial statements.

In the past, we have not filed our periodic reports in a timely manner. During 2020 and 2021, our company did not timely file all required periodic reports with the SEC and OTC Markets. Since July 2021, we have filed all required periodic reports with OTC Markets and our management intends to remain in compliance our filing obligations in the future. However, there is no assurance that we will be successful in this regard.

Should we fail to remain current in our filing obligations, investors in our common stock would be deprived of important current information concerning our company upon which to evaluate their investments, including, without limitation:

•	our financial condition and operating results;
•	our ongoing and anticipated future business operations and plans;
•	changes to our management personnel;
•	changes to our capital structure, including changes to shareholder voting rights; and
•	transactions between our company and our affiliates.

In addition, should we fail to remain current in our filing obligations, investors in our common stock could experience significant diminution in the value of their shares. This loss of value could be experienced in a number of ways, which include:

•	A loss of market liquidity for our common stock due to being designated a “limited information” company by OTC Markets, as indicated by a “YIELD” or “STOP” sign on OTCMarkets.com, or being relegated to the “Expert Market” by OTC Markets.

•	An inability of an investor in our common stock to sell such investor’s shares through a brokerage account, due to our company’s having been designated a "limited information" company by OTC Markets.

In these or similar circumstances, an investor in our common stock could lose such investor’s entire investment.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

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We currently depend on the efforts of our Chief Executive Officer; the loss of this executive could disrupt our operations and adversely affect the further development of our business. Our success in establishing implementing our real estate business strategies will depend, primarily, on the continued service of our Chief Executive Officer, Stephen W. Carnes. The loss of service of Mr. Carnes, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not entered into an employment agreement with Mr. Carnes. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan depends on marketing of our products, which may not be accepted in the marketplace. Our industry is extremely competitive and we have yet to attain any market share. In order to achieve successful operations, we will depend on effective marketing to, first, gain entry into the industry and, then, to achieve market share. We do not employ a marketing agency. Employing a greater number of marketing personnel or a marketing agency would require greater financial resources than we currently possess. Furthermore, our ability to attract independent sales representatives may be limited without greater name recognition, an advertising campaign and market penetration. Unless we are able to address these limitations in our marketing capabilities, you may expect our revenues to be limited and we may have difficulty staying in business. Under such circumstances, our stock cannot be expected to gain in value.

We are an early-stage company with an unproven business model and our business may not become profitable. We are an early-stage company with a limited operating history upon which you can evaluate our business. We have very limited historical financial data. As a result of these factors, the revenue and income potential of our business is unproven, and we have only a limited operating history upon which to base an evaluation of our current business and future prospects. Because of our limited operating history, we have limited insight into trends that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business. Early-stage companies in new and rapidly evolving markets such as ours frequently encounter risks, uncertainties, and difficulties, including those described in this section. We may not be able to successfully address any or all of these risks. Failure to adequately address such risks could cause our business, financial condition, results of operations and prospects to suffer.

Our revenues are susceptible to declines as a result of unfavorable economic conditions. Economic downturns could affect our industry more severely than other industries. A decrease in our revenue could pose a challenge to our cash generation from future operations.

Our financial condition could be adversely affected if our available liquidity is insufficient. If our business is significantly adversely affected by further deterioration in the economic environment or otherwise, it could lead us to seek new or additional sources of liquidity to fund our needs. Currently, for a non-investment-grade company such as ours, the capital markets are challenging, with limited available financing and at higher costs than in recent years. There can be no guarantees that we would be able to access any new sources of liquidity on commercially reasonable terms or at all.

We may lose or fail to attract and retain key employees and management personnel. As we expand our operations, our employees will be extremely important assets. An important aspect of our competitiveness will be our ability to attract and retain key employees and management personnel. Our ability to do so is influenced by a variety of factors, including the compensation we award, and could be adversely affected by our financial or market performance.

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We currently have limited management and staff, which could limit our ability to effectively seize market opportunities and grow our business. Our operations are subject to all of the risks inherent in a growing business enterprise, including the likelihood of operating losses. As a smaller company with a limited operating history, our success will depend, among other factors, upon how we manage the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a new business, products and channels of distribution, and current and future development. In addition, as a company with a limited operating history and limited management and staff to grow our business and manage the risks inherent in a growing business enterprise, these factors could limit our ability to effectively seize market opportunities and grow.

Our ability to grow our business may depend on developing a positive brand reputation. Establishing and maintaining a positive brand reputation is critical to attracting new customers. If we are unable to establish, maintain and enhance our brand reputation and customer satisfaction, our ability to attract new customers will be harmed.

Investors may lose their entire investment if we fail to reach profitability. We have no demonstrable operations record from which you can evaluate the business and its prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our objectives. To date, we have incurred losses and will continue to do so in the foreseeable future. Investors should therefore be aware that they may lose their entire investment in the securities.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation. We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distracting of management’s attention away from our current business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and/or disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. We caution you that actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all United States and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, there can be no assurance that our policies and procedures will always ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation in the United States and internationally or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

Our operating expenses could increase without a corresponding increase in revenues. Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our consolidated financial results and on an investment in the Offered Shares. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Our lack of adequate directors and officers liability insurance may also make it difficult for us to retain and attract talented and skilled directors and officers. In the future, we may be subject to litigation, including potential class action and shareholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors, should they be subject to legal action based on their service to our company, could have a material adverse effect on our financial condition, results of operations and liquidity. Further, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

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Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our IAI Business

We have no current software products in development. Currently, we do not have software products in development. We are reliant on obtaining funding, including in this offering, in order to commence development of our planned software products. There is no assurance we will obtain the funding necessary to develop and bring to market any of our planned software products. Should we fail to develop and bring to market successfully our planned software products, you could lose your investment in the Offered Shares.

We may not be able to compete effectively in the software development business. The software development industry is marked by extreme competition, with few barriers to entry. We expect that most of our competitors will possess greater resources, financial and otherwise, that does our company. No assurances can be given that any of our developed software will compete successfully in its field.

Our long-term success will be dependent upon our ability to achieve market acceptance of our developed software. There is no guarantee that any of our developed software applications, once completed, will be successfully accepted by businesses. There is no guarantee that we will be able to achieve such market acceptance.

Introduction of new products and services by competitors could harm our competitive position and results of operations. The market for our planned software applications is characterized by intense competition, evolving industry standards, evolving business and distribution models, price cutting, with resulting downward pressure on gross margins, and price sensitivity on the part of customers. Our future success will depend on our ability to gain recognition of our developed software and customer loyalty, as well as our being able to anticipate and respond to emerging standards and other unforeseen changes. If we fail to satisfy such standards of operation, our operating results could suffer. Further, intra-industry consolidations may result in stronger competitors and may, therefore, also harm our future results of operations.

If our efforts to attract and retain customers to our business model is not successful, our business will be adversely affected. Our ability to attract, and to continue to attract, customers to developed software will depend, in part, on our ability consistently to provide customers with affordable and reliable solutions. If customers do not perceive our software solutions to be of value, we may not be able to attract and retain customers. If we do not grow as expected, we may not be able to adjust our expenditures commensurate with the lowered growth rate such that our margins, liquidity and results of operation may be adversely impacted. If we are unable to compete successfully with current and new competitors in both retaining existing customers and attracting new customers, our business will be adversely affected.

New entrants may enter the market or existing providers may adjust their software with unique solutions. Companies also may enter into business combinations or alliances that strengthen their competitive positions within the software development industry. If we are unable to compete successfully or profitably with current and new competitors, our business will be adversely affected, and we may not be able to increase or maintain market share, revenues or profitability.

If we fail to maintain a positive reputation with customers concerning our developed software, we may not be able to attract or retain customers, and our operating results may be adversely affected. We believe that a positive reputation with customers concerning any of our developed software applications, once available, is highly important in attracting and retaining customers who can be expected to have a number of choices from which to chose. To the extent our software applications are perceived as low quality, unreliable or otherwise not compelling to customers, our ability to establish and maintain a positive reputation may be adversely impacted.

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Any significant disruption in, or unauthorized access to, our computer management systems or those of third parties utilized in our operations, including those relating to cybersecurity or arising from cyber-attacks, could result in a loss or degradation of service, unauthorized disclosure of data, including customer information, or theft of intellectual property, which could adversely impact our business. Our reputation and ability to attract, retain and serve customers is dependent upon the reliable performance and security of our computer systems and those of third parties utilized in our operations. These systems may be subject to damage or interruption from earthquakes, adverse weather conditions, other natural disasters, terrorist attacks, power loss, telecommunications failures and cybersecurity risks. Interruptions in these systems, or with the internet in general, could make our services unavailable or degraded or otherwise hinder our ability to deliver to our customers. Service interruptions, errors in software or the unavailability of computer systems used in operations could diminish the overall attractiveness of our company to existing and potential customers.

Our computer systems and those of third parties used in our operations are vulnerable to cybersecurity risks, including computer viruses, physical or electronic break-ins and similar disruptions. Any attempt by hackers to obtain our data or intellectual property, disrupt our operations, or otherwise access to our systems, or those of associated third parties, if successful, could harm our business, be expensive to remedy and damage our reputation. We will implement certain systems and processes to thwart hackers and protect our data and systems. Any significant disruption to our business operations could result in a loss of customers and adversely affect our business and results of operation.

Privacy concerns could limit our ability to collect and leverage our customer data and disclosure of customer data could adversely impact our business and reputation. In the ordinary course of business, we will collect and utilize data supplied our customers and their shipments. We currently face certain legal obligations regarding the manner in which we treat such information. Increased regulation of data utilization practices, including self-regulation or findings under existing laws that limit its ability to collect, transfer and use data, could have an adverse effect on our business.

Our reputation and our relationships with customers would be harmed if customer data were to be accessed by unauthorized persons. We will maintain certain customer data, including names and billing data. Initially, this data will be maintained on third-party systems. With respect to billing data, such as credit card numbers, we will rely on licensed encryption and authentication technology to secure such information. Measures will be taken to protect against unauthorized intrusion into our company’s customers’ data. Despite these measures, our third-party payment processing services could experience an unauthorized intrusion into our customers’ data. Additionally, we could face legal claims or regulatory fines or penalties for such a breach. The costs relating to any data breach could be material, and we do not expect to carry insurance against the risk of a data breach for the foreseeable future. For these reasons, should an unauthorized intrusion into customers’ data occur, our business could be adversely affected.

If our trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by competitors, the value of the our brand or intellectual property may be diminished, and our business adversely affected. We rely, and expect to continue to rely, on a combination of confidentiality and license agreements with employees, consultants and third parties with whom we have relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect our proprietary rights. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our company may be diminished, competitors may be able to more effectively mimic our technologies and methods of operations, the perception of our business and service to customers and potential customers may become confused in the marketplace, and our ability to attract customers may be adversely affected.

Our success will depend on external factors within the software development industry. The success of our planned software development will depend on our ability to establish our company as a reliable software developer. Thereafter, the success of our business will also depend upon:

•	creating effective distribution channels and brand awareness;
•	critical reviews;
•	the availability of alternatives;
•	general economic conditions; and
•	other tangible and intangible factors.

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Risks Related to Securities Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

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Risks Related to a Purchase of the Offered Shares

The outstanding shares of our Series A Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Our outstanding shares of Series A Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: each share of Series A Preferred Stock has the right to 500 votes in any vote of our shareholders. Our Chief Executive Officer, Carlos Salgado, owns 71% of the outstanding shares of our Series A Preferred Stock and will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

The outstanding shares of our Series A Preferred Stock possess significant anti-dilution protection. Our Series A Preferred Stock provides significant anti-dilution protection to its holders. As of the date of this Offering Circular, we have issued a total of 20,000,000 shares of Series A Preferred Stock. (See “Security Ownership of Certain Beneficial Owners and Management”).

With respect to the Series A Preferred Stock, each share of the Series A Preferred Stock is convertible into 500 shares of our common stock, on a non-dilutable basis, including with respect to any future reverse split of our common stock. Were the currently outstanding shares of Series A Preferred Stock be converted, we would issue a total of 9,400,000,000 shares of common stock, which would represent approximately 94% of our then-outstanding common stock. (See “Dilution—Ownership Dilution”).

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

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Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer our products and services; and
•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution—Investment Dilution”).

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Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Ownership Dilution

The information under “Investment Dilution” below does not take into account the potential conversion of the outstanding shares of Series A Preferred Stock into at a total of 9,400,000,000 shares of our common stock. The conversion of the outstanding shares of Series A Preferred Stock into shares of our common stock would cause holders of our common stock, including the Offered Shares, to incur significant dilution in their ownership of our company. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Description of Securities” and “Security Ownership of Certain Beneficial Owners and Management”).

Investment Dilution

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of March 31, 2023, was $(124,511) (unaudited), or $(0.000) (unaudited) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$__[0.005-0.01]
Net tangible book value per share as of March 31, 2023 (unaudited)	$(0.000)
Increase in net tangible book value per share after giving effect to this offering	$__[0.003-0.007]
Pro forma net tangible book value per share as of March 31, 2023 (unaudited)	$__[0.003-0.007]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$__[0.002-0.004]

Assuming the Sale of 75% of the Offered Shares
Assumed offering price per share	$__[0.005-0.01]
Net tangible book value per share as of March 31, 2023 (unaudited)	$(0.000)
Increase in net tangible book value per share after giving effect to this offering	$__[0.003-0.006]
Pro forma net tangible book value per share as of March 31, 2023 (unaudited)	$__[0.003-0.006]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$__[0.002-0.004]

Assuming the Sale of 50% of the Offered Shares
Assumed offering price per share	$__[0.005-0.01]
Net tangible book value per share as of March 31, 2023 (unaudited)	$(0.000)
Increase in net tangible book value per share after giving effect to this offering	$__[0.002-0.005]
Pro forma net tangible book value per share as of March 31, 2023 (unaudited)	$__[0.002-0.005]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$__[0.003-0.005]

Assuming the Sale of 25% of the Offered Shares
Assumed offering price per share	$__[0.005-0.01]
Net tangible book value per share as of March 31, 2023 (unaudited)	$(0.000)
Increase in net tangible book value per share after giving effect to this offering	$__[0.001-0.003]
Pro forma net tangible book value per share as of March 31, 2023 (unaudited)	$__[0.001-0.003]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$__[0.004-0.007]

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%		50%		75%		100%
Offered Shares sold		500,000,000		1,000,000,000		1,500,000,000		2,000,000,000
Gross proceeds	$	[2,500,000-5,000,000]	$	[5,000,000-10,000,000]	$	[7,500,000-15,000,000]	$	[10,000,000-20,000,000]
Offering expenses		25,000		25,000		25,000		25,000
Net proceeds	$	[2,475,000-4,975,000]	$	[4,975,000-9,975,000]	$	[7,475,000-14,975,000]	$	[9,975,000-19,975,000]

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%		50%		75%		100%
Software Development	$	[1,113,750-2,238,750]	$	[2,238,750-4,488,750]	$	[3,363,750-6,738,750]	$	[4,488,750-8.988,750]
Sales and Marketing		[618,750-1,243,750]		[1,243,750-2,493,750]		[1,868,750-3,743,750]		[1,243,750-4,993,750]
General and Administrative		[618,750-1,243,750]		[1,243,750-2,493,750]		[1,868,750-3,743,750]		[1,243,750-4,993,750]
Working Capital		[123,750-248,750]		[248,750-498,750]		[373,750-748,750]		[248,750-998,750]
Total Net Proceeds	$	[2,475,000-4,975,000]	$	[4,975,000-9,975,000]	$	[7,475,000-14,975,000]	$	[9,975,000-19,975,000]

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 2,000,000,000 Offered Shares on a best-efforts basis, at a fixed price of $_____[0.005-0.01] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Carlos Salgado. Mr. Salgado will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Salgado is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Salgado:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:

•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Salgado at: mrcarlossalgado@yahoo.com; all relevant information will be delivered to you by return e-mail.

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Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $10,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in Colorado, Connecticut, Delaware, Georgia, Nevada, Puerto Rico and New York. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

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Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of the Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 5,000,000,000 shares of common stock, $.001 par value per share; and (b) 20,000,000 shares of preferred stock, $.001 par value per share, all of which are designated Series A Preferred Stock.

As of the date of this Offering Circular, there were (x) 421,952,476 shares of our common stock issued and outstanding held by 102 holders of record; (y) 20,000,000 shares of Series A Preferred Stock were issued and outstanding held by 5 holders of record; and (z) 1,000,000 shares of Series B Preferred Stock were issuable to one person.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Wyoming law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Series A Preferred Stock

Voting Rights. The Series A Preferred Stock has the following voting rights: as a class, the Series A Preferred Stock shall have the right to vote in an amount equal to 51% of the total voting power of our company’s shareholders.

71% of our Series A Preferred Stock is owned by our Chief Executive Officer, Carlos Salgado. Due to the superior voting rights of the Series A Preferred Stock, Mr. Salgado will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Transactions”).

Dividends. The shares of Series A Preferred Stock shall be entitled to no dividends.

Liquidation Preference. In the event of liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holder(s) of the Series A Preferred Stock will not be entitled to receive any of the assets of our company.

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Conversion Rights. Each share of the Series A Preferred Stock is convertible into 500 shares of our common stock, on a non-dilutable basis, including with respect to any future reverse split of our common stock.

Series B Preferred Stock

Voting Rights. The Series B Preferred Stock has the following voting rights: each share of Series B Preferred Stock has the right to 1,000 votes in any vote of our shareholders.

Dividends. The shares of Series B Preferred Stock shall be entitled to no dividends.

Liquidation Preference. In the event of liquidation, dissolution or winding up of our company, either voluntary or involuntary,

the holder(s) of the Series B Preferred Stock will not be entitled to receive any of the assets of our company.

Conversion Rights. The shares of Series B Preferred Stock possess no rights of conversion.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Wyoming law.

Transfer Agent

We have retained the services of Pacific Stock Transfer Co. (a Securitize Company), 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119, as the transfer agent for our common stock. Pacific Stock Transfer’s website is located at: www.pacificstocktransefer.com. No information found on Pacific Stock Transfer’s website is part of this Offering Circular.

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BUSINESS

Background

History. We were incorporated on December 15, 2003, under the name Aid Auto Stores, Inc. In January 2004, our corporate name changed to Inca Enterprises Corp. In April 2004, our corporate name changed to Velocity International Corp. In February 2006, our corporate name changed to Deep Blue, Inc. In November 2013, our corporate name changed to Bell Rose Capital, Inc.

Exiting “Shell” Status. Effective February 10, 2023, we acquired IAI tech, a California corporation (IAI) that develops state-of-the-art software, apps, and other technologies that will be integrated into diverse logistical infrastructures in such key areas as transportation, agriculture, blockchain with respect to security cameras surveillance. IAI is currently working on the development of software, apps and other technologies to bring to the market. Our company ceased being a shell on February 10, 2023, with the acquisition of IAI.

Corporate Information. Our principal executive offices are located at 2920 Inland Empire Boulevard, Suite 103, Ontario, California 91764; our telephone number is 909-662-6973; our corporate website is located at bellrosecapital.wordpress.com. No information found on our company’s website is part of this Offering Circular.

Our Business

With the proceeds of this offering, our subsidiary, IAI tech, a California corporation (IAI), intends to become a developer of state-of-the-art software, applications, or apps, and other technologies that will be integrated into diverse logistical infrastructures within the transportation and agriculture industries.

Transportation App. IAI intends to develop software that would connect customers, drivers, dispatchers, owner-operators, and other relevant parties within the trucking industry through one platform. Once completed, this app will allow these parties to compare rates on loads from different companies in real time, ensuring that all parties are getting the best possible rates for their business. It will also help eliminate fraud by providing an audit trail for each load that goes through the system.

IAI intends to develop this software package with mobile app development tools currently available in the market so that it can be easily used on smartphones. In addition, IAI plans to use GPS trackers, as well as other high-tech widgets, to enable older models of trucks to adopt our app.

In addition, IAI’s software is expected to aid truckers obtain the best insurance rates. The app is expected to be able to monitor how drivers drive and provide feedback on how they can improve their driving, so as to reduce insurance premiums.

Agriculture App. IAI intends to create an app that combines proprietary engineering and available AI technology, in order to aid farmers in increasing outputs while reducing costs. It is IAI’s objective to create an application that provides real-time data collection and analysis on crops and other plants that farmers are able to use to monitor crop development, thereby permitting them to make better decisions, in real time.

Industry Background

Software development is a rapidly growing industry, which is expected to continue to experience future growth, as more business enterprises shift operations to virtual environments.

In 2022, IT spending on enterprise software totaled approximately $783 billion worldwide, a growth of 7.1% from the previous year. The enterprise software market is the fastest-growing segment in the IT industry. The global software development market is expected to expand at a CAGR of approximately 11.9% from 2023 to 2030. The number of software developers, on a global basis, is expected to grow to 27.7 million in 2023 and 28.7 million in 2024. Currently, there are approximately 4.3 million software developers in the U.S. Industry revenue, on a global basis, is expected to experience a CAGR from 2023 to 2027 of 5.72%, resulting in a market valuation of approximately $812.90 billion by 2027. (Source: www.ddiy.co/software-development-statistics).

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Competition

The market for our planned software applications is characterized by intense competition, evolving industry standards, ease of entry, evolving business and distribution models, price cutting, with resulting downward pressure on gross margins, and price sensitivity on the part of customers. Our future success will depend on our ability to gain recognition of our developed software and customer loyalty, as well as our being able to anticipate and respond to emerging standards and other unforeseen changes. If we fail to satisfy such standards of operation, our operating results could suffer. Further, intra-industry consolidations may result in stronger competitors and may, therefore, also harm our future results of operations.

We expect that a vast majority of our competitors will possess greater resources, financial and otherwise, than does our company. There is no assurance that we will be able to overcome this circumstance, even if we sell all of the Offered Shares in this offering.

Without obtaining needed capital, including in this offering, we will be unable to compete successfully. In such case, our company may not be able to continue business operations.

Intellectual Property

In General. We regard our rights to intellectual property and our business know-how as having significant value and as being an important factor in the growth of our business. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws.

Trademarks. We are the owner of any trademarks.

Litigation

We have no current, pending or threatened legal proceedings or administrative actions either by or against us that could have a material effect on our business, financial condition, or operations and any current, past or pending trading suspensions.

Facilities

Our Chief Executive Officer provides office space necessary to our current level of activities at no charge.

Employees

As of the date of this Offering Circular, we have no full-time employees. Our Chief Executive Officer performs all required corporate actions.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Results of Operations

Three Months Ended March 31, 2023 (“Interim 2023”) and 2022 (“Interim 2022”). During Interim 2022 we were a “shell company” and our business operations generated no revenues. During Interim 2023 until February 10, 2023, we were a “shell company” and our business operations generated no revenues. Since February 10, 2023, we have not generated revenues. Unless and until we obtain needed capital, including in this offering, to develop and bring to market our planned software products, we do not expect to generate any revenues from our operations. There is no assurance that we will be able to obtain such needed capital or, if obtained, that we would be able to bring to market successfully our planned software products.

During Interim 2023, we incurred operating expenses of $10,000 (unaudited) and a net loss for Interim 2023 of $10,000 (unaudited).

During Interim 2022, we incurred operating expenses of $457,375 (unaudited) and a net loss for Interim 2022 of $457,375 (unaudited).

Years Ended December 31, 2022 (“Fiscal 2022”) and 2021 (“Fiscal 2021”). During Fiscal 2022 and 2021, we were a “shell company” and our business operations generated no revenues.

During Fiscal 2022, we incurred operating expenses of $519,911 (unaudited) and a net loss for Fiscal 2022 of $519,911 (unaudited).

During Fiscal 2021, we incurred operating expenses of $83,897 (unaudited) and a net loss for Fiscal 2021 of $83,897 (unaudited).

Plan of Operation

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

With the proceeds of this offering, IAI will begin to develop software applications, or apps, and other technologies that will be integrated into diverse logistical infrastructures within the transportation and agriculture industries.

These efforts will be in furtherance of the following plan of operation.

Trucking App. IAI intends to develop software that would connect customers, drivers, dispatchers, owner-operators, and other relevant parties within the trucking industry through one platform. Once completed, this app will allow these parties to compare rates on loads from different companies in real time, ensuring that all parties are getting the best possible rates for their business. It will also help eliminate fraud by providing an audit trail for each load that goes through the system.

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Agriculture App. IAI intends to create an app that combines proprietary engineering and available AI technology, in order to aid farmers in increasing outputs while reducing costs. It is IAI’s objective to create an application that provides real-time data collection and analysis on crops and other plants that farmers are able to use to monitor crop development, thereby permitting them to make better decisions, in real time.

We intend to begin marketing our developed software applications, as the development thereof progresses. In this regard, the time it will take to achieve such level of development cannot be predicted, due to uncertainties associated with our ability to obtain needed funding.

Financial Condition, Liquidity and Capital Resources

March 31, 2023. At March 31, 2023, our company had $-0- (unaudited) in cash and had a working capital deficit of $124,511 (unaudited), compared to $-0- (unaudited) in cash and had a working capital deficit of $114,511 (unaudited) at December 31, 2022.

Our company’s current cash position is not adequate for our company to maintain its present level of operations through the remainder of 2023. We must obtain additional capital from third parties, including in this offering, to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital.

December 31, 2022. At December 31, 2022, our company had $-0- (unaudited) in cash and had a working capital deficit of $114,511 (unaudited), compared to $-0- (unaudited) in cash and working capital of $390,825 (unaudited) at December 31, 2021.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

To date, we have not entered into any significant long-term obligations that require us to make monthly cash payments.

Capital Expenditures

We made no capital expenditures during the year ended December 31, 2022. However, should be obtain proceeds in this offering, or otherwise, we expect to make capital expenditures during the next twelve months. We are unable to predict the amount or timing of any such expenditures.

COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 (coronavirus) outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic, which has since been downgraded. The virus and actions taken to mitigate its spread have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the geographical areas in which our company operates. The COVID-19 pandemic has, to date, had minimal impact on our operations.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Carlos Salgado	36	Chief Executive Officer and Director
Nucah Callejo	30	Chief Financial Officer, Secretary and Director
Ahyende Sandy	42	Chief Marketing Officer and Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. There exist no family relationships among our officers and directors.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Carlos Salgado, Chief Executive Officer and Director. Mr. Salgado purchased ownership control of Bell Rose Capital, Inc. Mr. Salgado has experience in the transportation industry. He is currently CEO and control ownership of Salgado Family Trucking, Inc., a California corporation. Salgado Family Trucking operates 17 semi-trucks. It operates the brokerage for dispatching containers within the company and with other semi-truck owner operators. Salgado Family Trucking is currently working in the Port of Long Beach, California, Nevada, Northern California and Arizona.

Necuh Callejo, Chief Financial Officer, Secretary and Director. Mr. Callego is currently the Chief Financial Officer (2021-Present) of Salgado Family Trucking. He oversees financing and assists in general due diligence for the Issuer. By background and training, Mr. Callego is a Registered Nurse. His work experience includes working as a Registered Nurse at Arrowhead Regional Medical Center (2019-Present), Glendora Community Hospital (2018-2019) and the San Bernardino County Sheriff Department (2018). In July 2015 he obtained an Associate Degree in Mathematics and Science, and an Associate Degree in Social and Behavioral Sciences.

Ahyende Sandy, Chief Marketing Officer and Director. Mr. Sandy has owned and operated GoldMind, Inc., Los Angeles, California-based media firm, since founding it in 2019. During the past 10 years, Mr. Sandy has been employed as a marketing analyst for Time Warner Cable Media and CDMNY, as well as in the business development and marketing unit of American Express. Mr. Sandy attended the University of Nebraska, Lincoln, and Delaware State University

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our officers and directors, their other business interests and their involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended December 31, 2022, our Board of Directors, did not hold a meeting, but took all necessary action by written consent in lieu of a meeting.

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Independence of Board of Directors

None of our directors is independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Carlos Salgado, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Salgado collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

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EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, the named executive officers.

Name and Principal Position	Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Carlos Salgado	2022	---	---	---	---	---	---	---	---
Chief Executive Officer	2021	---	---	---	---	---	---	---	---
Nucah Callejo	2022	---	---	---	---	---	---	---	---
Chief Financial Officer	2021	---	---	---	---	---	---	---	---

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Carlos Salgado	---	---	---	---	n/a	---	n/a	---	---
Necuh Callejo	---	---	---	---	n/a	---	n/a	---	---
Ahyende Sandy	---	---	---	---	n/a	---	n/a	---	---

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Employment Agreements

We have not entered into employment agreements with either of our executive officers.

Outstanding Equity Awards

During the years ended December 31, 2022 and 2021, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors of our company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below does not give effect to certain events, as follows:

Series A Preferred Stock Conversion. The table below does not give effect to the issuance of 9,400,000,000 shares of our common stock upon conversion of the currently outstanding shares of Series A Preferred Stock. At any time, the holders of the Series A Preferred Stock may initiate such conversion. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Dilution—Ownership Dilution”).

In light of the caveat stated in the foregoing paragraph, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof. However, the following table does not take into account shares of our common stock that underlie currently convertible portions of convertible debt instruments.

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock
Executive Officers and Directors
Carlos Salgado	275,200,000(3)	65.22%	275,200,000(3)	52.73%	See Note 5
Necuh Callejo	25,000,000(4)	5.92%	25,000,000(4)	4.79%	and Note 6
Ahyende Sandy	1,000,000	*	1,000,000	*
Officers and directors, as a group (3 persons)	301,200,000	71.38%	301,200,000	57.71%
Series A Preferred Stock(5)
Carlos Salgado	14,200,000	71.00%	14,200,000	71.00%
Necuh Callejo	1,000,000	5.00%	1,000,000	5.00%
Alethea Salgado	2,000,000	10.00%	2,000,000	10.00%
Cherry Callejo	2,000,000	5.00%	2,000,000	5.00%
Jose Macias	800,000	4.00%	800,000	4.00%
Series B Preferred Stock(7)
Carlos Salgado	1,000,000	100.00%	1,000,000	100.00%

*	Less than 1%.
(1)	Based on 421,952,476 shares outstanding, before this offering.
(2)	Based on 521,952,476 shares outstanding, assuming the sale of all of the Offered Shares, after this offering.
(3)	The stated share ownership of Mr. Salgado does not include 50,000,000 shares of common stock and 2,000,000 shares of Series A Preferred Stock owned by his wife, Alethea Salgado, in which he claims no beneficial interest.
(4)	The stated share ownership of Mr. Callejo does not include 50,000,000 shares of common stock and 2,000,000 shares of Series A Preferred Stock owned by his wife, Cherry Callejo, in which he claims no beneficial interest.
(5)	Each share of Series A Preferred Stock has the right to 500 votes in any vote of our shareholders. (See Note 6).
(6)	71% of the outstanding shares of our Series A Preferred Stock are owned by Carlos Salgado, our Chief Executive Officer. Due to the superior voting rights of the Series A Preferred Stock, Mr. Salgado will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.
(7)	Each share of Series B Voting Preferred Stock has the right to 1,000 votes in any vote of our shareholders.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of IAI tech, a California corporation

Effective February 10, 2023, we acquired IAI tech, a California corporation, from Carlos Salgado, our Chief Executive Officer. We issued Mr. Salgado 1,000,000 shares of our Series B Preferred Stock in the acquisition. IAI tech is a California corporation that develops state-of-the-art software, apps, and other technologies that will be integrated into diverse logistical infrastructures in such key areas as transportation, agriculture, blockchain with respect to security cameras surveillance. IAI tech is currently working on the development of software, apps and other technologies to bring to the market. Our company ceased being a shell on February 10, 2023, with the acquisition of IAI tech.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas. Newlan Law Firm, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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31

BELL ROSE CAPITAL, INC.

Balance Sheets

(unaudited)

	3/31/2023	3/23/2022
ASSETS
CURRENT ASSETS
Prepaid stock compensation - related party	$–	$–
TOTAL ASSETS	$–	$–

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
Current liabilities
Accounts payable	$9,995	$1,523
Related party payable	114,516	50,452
TOTAL LIABILITIES	124,511	51,975

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 20,000,000 shares authorized, 20,000,000 and 20,000,000 issued and outstanding at March 31, 2023 and March 31, 2022, respectively	20,000	20,000
Common stock, $0.001 par value, 500,000,000 shares authorized, 421,952,476 and 466,952,476 shares issued and outstanding at March 31, 2023, and March 31, 2022, respectively	466,953	466,953
Additional paid-in capital	792,359	792,359
Accumulated deficit	(1,403,823)	(1,331,287)
Total stockholders’ equity	(124,511)	51,975
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-1

BELL ROSE CAPITAL, INC.

Statements of Operations

(unaudited)

	Quarter Ended	Quarter Ended
	3/31/2023	3/31/2022
Operating Expense
General and administrative	$10,000	$48,175
Compensation expense - related party	–	409,200
Total operating expenses	10,000	457,375
Loss from operations	(10,000)	(457,375)
Loss before income taxes	(10,000)	(457,375)
Provision for income taxes	–	–
Net loss	$(10,000)	$(457,375)

Net profit (loss) per common share
Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding
Basic and Diluted	421,952,476	466,601,087

The accompanying notes are an integral part of these unaudited financial statements.

F-2

BELL ROSE CAPITAL, INC.

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

March 31, 2023

(unaudited)

	Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2020	202,476	$203	10,000,000	$10,000	$395,687	$(790,015)	$(384,125)
Contributed capital	–	–	–	–	8,497	–	8,497
Forgiveness of debt	–	–	–	–	388,175	–	388,175
Shares issued for services – related parties	400,000,000	400,000	–	–	–	–	400,000
Shares issued for services	45,000,000	45,000	–	–	–	–	45,000
Shares issued for services to friends and family	17,175,000	17,175	–	–	–	–	17,175
Net loss	–	–	–	–	–	(83,897)	(83,897)
Balance at December 31, 2021	462,377,476	462,378	10,000,000	10,000	792,359	(873,912)	390,825
Shares issued for services - related party	200,000	200	9,000,000	9,000	–	–	9,200
Shares issued for services to friends and family	3,500,000	3,500	–	–	–	–	3,500
Shares issued for services	875,000	875	1,000,000	1,000	–	–	1,875
Shares of common stock retired	(45,000,000)	–	–	–	–	–	–
Net loss	–	–	–	–	–	(519,911)	(519,911)
Balance at December 31, 2022	421,952,476	466,953	20,000,000	20,000	792,359	(1,393,823)	(114,511)
Net loss	–	–	–		–	(10,000)	(10,000)
Balance at March 31, 2023	421,952,476	$466,953	20,000,000	$20,000	$792,359	$(1,403,823)	$(124,511)

The accompanying notes are an integral part of these unaudited financial statements.

F-3

BELL ROSE CAPITAL, INC.

Statements of Cash Flows

(unaudited)

	Quarter Ended	Quarter Ended
	3/31/2023	3/31/2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,000)	$(457,375)
Adjustments to reconcile net loss to net cash used by operating activities:
Shares issued for services	–	413,700
Shares issued to friends and family for services	–	875
Adjustments to reconcile net loss to net cash used by operating activities:		(1,652)
Accounts payable	–
Net cash used for operating activities	–	(44,452)
CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by investing activities	–	–
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from a related party	10,000	44,452
Contributed capital	–	–
Net cash provided by financing activities	10,000	44,452

Net change in cash	–	–
Cash, beginning of period	–	–
Cash, end of period	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-4

BELL ROSE CAPITAL, INC.

Notes to Unaudited Financial Statements

March 31, 2023

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company incorporated in the State of Colorado on December 15, 2003, as Aid Auto Stores, Inc. On January 7, 2004, the Company changed its name to Inca Enterprises Corp and again on April 21, 2004, to Velocity International Corp. Deep Blue, Inc, a wholly owned subsidiary of Velocity was formed in Nevada in May 2005. In February 2006, Velocity was merged with Deep Blue, Inc. In November 2013, the Company changed its name to Bell Rose Capital, Inc., a Nevada corporation. The Company was redomiciled to Wyoming in April 2018.

On November 17, 2021, pursuant to the terms of a Stock Purchase Agreement, Tech Associates Inc, sold its 10,000,000 shares of Series A Preferred and 200,000 shares of common stock to Salgado Family Trucking, Inc. The Stock Purchase Agreement resulted in a change of control. On November 26, 2021, Mr. Chiang resigned all positions with the Company and Carlos Salgado was appointed as CEO and Chairman.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP), and pursuant to the rules and regulations of the Securities and Exchange Commission (the SEC) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentration of credit risk consist of cash deposits and customer receivables. The Company maintains cash with various major financial institutions. The Company performs periodic evaluations of the relative credit standing of these institutions. To reduce risk, the Company performs credit evaluations of its customers and maintains reserves when necessary for potential credit losses.

Cash and cash equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents as of December 31, 2022 and 2021.

F-5

Stock-based compensation

We account for equity-based transactions with employees and non-employees under the provisions of FASB ASC Topic 718, "Compensation - Stock Compensation" (Topic 718), which establishes that equity-based payments to employees and non-employees are recorded at the grant date the fair value of the equity instruments the entity is obligated to issue when the employees and non-employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments. Topic 718 also states that observable market prices of identical or similar equity or liability instruments in active markets are the best evidence of fair value and, if available, should be used as the basis for the measurement for equity and liability instruments awarded in these share-based payment transactions. However, if observable market prices of identical or similar equity or liability instruments are not available, the fair value shall be estimated by using a valuation technique or model that complies with the measurement objective, as described in FASB ASC Topic 718.

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has no revenue and has an accumulated deficit as of March 31, 2023. The Company requires capital for its contemplated operational and marketing activities. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2021, Carlos Salgado, CEO, advanced the company $6,000 to pay for general operating expenses. During the Year ended December 31, 2022, Mr. Salgado advanced the Company an additional $98,516, for a total due of $104,516 as of March 31, 2023, and December 31, 2022, respectively. All advances are non-interest bearing and due on demand.

During December 2021, the Company issued 400,000,000 shares of common stock to officers and directors for services to be performed. The shares were valued at $0.001, for total non-cash stock compensation of $400,000 which has been debited to prepaid stock for services. The expense was recognized in the first quarter of 2022.

During the first quarter of 2022, the Company issued 200,000 shares of common stock and 9,000,000 shares of preferred stock to officers and directors for services. The shares were valued at $0.001, for total non-cash stock compensation of $9,200.

Effective February 10, 2023, the Company acquired from its CEO, Carlos Salgado, IAI Tech, a California corporation that develops state-of-the-art software, apps, and other technologies that will be integrated into diverse logistical infrastructures in such key areas as transportation, agriculture, blockchain with respect to security cameras surveillance. IAI Tech is currently working on the development of software, apps and other technologies to bring to the market. The Company ceased being a shell on February 10, 2023, with the acquisition of IAI Tech. The Company issued 1,000,000 shares of its Series B Voting Preferred Stock to Mr. Salgado in exchange for his ownership of IAI Tech, a California corporation.

F-6

NOTE 5 - COMMON STOCK

During the first quarter of 2022, the Company issued 3,500,000 shares of common stock to friends and family. The shares were valued at $0.001, for a total non-cash stock expense of $3,500.

During the first quarter of 2022, the Company issued 875,000 shares of common stock and 1,000,000 shares of preferred stock for services. The shares were valued at $0.001, for total non-cash stock compensation of $1,875.

Refer to Note 4 for shares issued to related parties.

NOTE 6 - PREFERRED STOCK

On October 16, 2017, the Company filed a Certificate of Designation with the state of Nevada to designate 20,000,000 shares of Series A Preferred Stock, par value $0.001. Each share of Series A Preferred stock has voting rights of 100 common shares and is convertible into one share of common stock.

Refer to Note 4 for shares issued to related parties.

NOTE 7 - ACQUISITION; CHANGE IN “SHELL” STATUS

Effective February 10, 2023, the Company acquired from its CEO, Carlos Salgado, IAI Tech, a California corporation that develops state-of-the-art software, apps, and other technologies that will be integrated into diverse logistical infrastructures in such key areas as transportation, agriculture, blockchain with respect to security cameras surveillance. IAI Tech is currently working on the development of software, apps and other technologies to bring to the market. The Company ceased being a shell on February 10, 2023, with the acquisition of IAI Tech. The Company issued 1,000,000 of its Series B Voting Preferred Stock to Mr. Salgado in exchange for his ownership of IAI Tech, a California corporation.

NOTE 8- SUBSEQUENT EVENTS

Management has evaluated events occurring between the end of the three months ended March 31, 2023, to the date when the financial statements were issued:

None.

F-7

BELL ROSE CAPITAL, INC.

Balance Sheets

(Unaudited)

	December 31,	December 31,
	2022	2021
ASSETS
Current Assets:

Prepaid stock compensation– related party	$–	$400,000

Total Assets	$–	$400,000

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$9,995	$3,175
Related party payable	104,516	6,000

Total Liabilities	114,511	9,175

Stockholders' Deficit:
Preferred stock, $0.001 par value; 20,000,000 shares authorized, 20,000,000 and 10,000,000 shares issued and outstanding, respectively	20,000	10,000
Common stock, $0.001 par value; 500,000,000 shares authorized, 421.952,476 and 462,377,476 shares issued and outstanding, respectively	466,953	462,378
Additional paid-in capital	792,359	792,359
Accumulated deficit	(1,393,823)	(873,912)

Total Stockholders’ Equity (Deficit)	(114,511)	390,825

Total Liabilities and Stockholders' Deficit	$–	$400,000

The accompanying notes are an integral part of these unaudited financial statements.

F-8

BELL ROSE CAPITAL, INC.

Statements of Operations

(Unaudited)

	For the Years End Ended
	December 30,
	2022	2021
Operating Expenses:
General & administrative expenses	$110,711	$83,897
Compensation expense – related party	409,200	–
Total operating expenses	519,911	83,897

Loss from operations	(519,911)	(83,897)

Loss before income taxes	(519,911)	(83,897)

Provision for income taxes	–	–

Net loss	$(519,911)	$(83,897)

Basic and diluted loss per share	$(0.00)	$(0.31)

Basic and diluted weighted average shares	466,836,634	202,476

The accompanying notes are an integral part of these unaudited financial statements.

F-9

BELL ROSE CAPITAL, INC.

Statements of Stockholders’ Deficit

For the Years Ended December 31, 2022 and 2021

(Unaudited)

	Common Stock		Preferred Stock		Additional Paid in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at December 31, 2021	462,377,476	$462,378	10,000,000	$10,000	$792,359	$(873,912)	$390,825
Shares issued for services – related party	200,000	200	9,000,000	9,000	–	–	9,200
Shares issued for services	875,000	875	1,000,000	1,000	–	–	1,875
Shares issued to friends and family	3,500,000	3,500	–	–	–	–	3,500
Net loss	–	–	–	–	–	(519,911)	(519,911)
Common shares retired	(45,000,000)
Balance at December 31, 2022	421,952,476	$466,953	20,000,000	$20,000	$792,359	$(1,393,823)	$(114,511)

The accompanying notes are an integral part of these unaudited financial statements.

F-10

Bell Rose Capital, Inc.

Statements of Cash Flows

(Unaudited)

	For the Years Ended December 31,
	2022	2021
Cash flows from operating activities:

Net loss	$(519,911)	$(83,897)
Adjustments to reconcile net loss to net cash used by operating activities:
Shares issued for services	413,70	45,000
Shares issued to friends and family	875	17,175
Changes in assets and liabilities:
Accounts payable	6,820	2,425

Net cash used in operating activities	(98,816)	(19,297)

Cash flows from investing activities:	–	–

Cash flows from financing activities:
Proceeds from a related party	98,816	10,800
Contributed capital	–	8,497
Net cash provided by financing activities	98,816	19,297

Net change in cash	–	–

Cash, beginning of year	–	–

Cash, end of year	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-11

BELL ROSE CAPITAL, INC.

Notes to Unaudited Financial Statements

December 31, 2022

(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company incorporated in the State of Colorado on December 15, 2003, as Aid Auto Stores, Inc. On January 7, 2004, the Company changed its name to Inca Enterprises Corp and again on April 21, 2004 to Velocity International Corp. Deep Blue, Inc., a wholly owned subsidiary of Velocity was formed in Nevada in May 2005. In February 2006 Velocity was merged with Deep Blue, Inc. In November 2013, the Company changed its name to Bell Rose Capital, Inc., a Nevada corporation. The Company was redomiciled to Wyoming in April 2018.

On November 17, 2021, pursuant to the terms of a Stock Purchase Agreement, Tech Associates Inc, sold its 10,000,000 shares of Series A Preferred and 200,000 shares of common stock to Salgado Family Trucking, Inc. The Stock Purchase Agreement resulted in a change of control. On November 26, 2021, Mr. Chiang resigned all positions with the Company and Carlos Salgado was appointed as CEO and Chairman.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentration of credit risk consist of cash deposits and customer receivables. The Company maintains cash with various major financial institutions. The Company performs periodic evaluations of the relative credit standing of these institutions. To reduce risk, the Company performs credit evaluations of its customers and maintains reserves when necessary for potential credit losses.

Cash and cash equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents as of December 31, 2022 and 2021.

F-12

Stock-based compensation

We account for equity-based transactions with employees and non-employees under the provisions of FASB ASC Topic 718, “Compensation – Stock Compensation” (Topic 718), which establishes that equity-based payments to employees and non-employees are recorded at the grant date the fair value of the equity instruments the entity is obligated to issue when the employees and non-employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments. Topic 718 also states that observable market prices of identical or similar equity or liability instruments in active markets are the best evidence of fair value and, if available, should be used as the basis for the measurement for equity and liability instruments awarded in these share-based payment transactions. However, if observable market prices of identical or similar equity or liability instruments are not available, the fair value shall be estimated by using a valuation technique or model that complies with the measurement objective, as described in FASB ASC Topic 718.

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has no revenue and has an accumulated deficit as of September 30, 2022. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2021, Carlos Salgado, CEO, advanced the company $6,000 to pay for general operating expenses. During the Year ended December 31 2022, Mr. Salgado advanced the Company an additional $98,516, for a total due of $104,516 as of December 31 2022. All advances are non-interest bearing and due on demand.

During December 2021, the Company issued 400,000,000 shares of common stock to officers and directors for services to be performed. The shares were valued at $0.001, for total non-cash stock compensation of $400,000 which has been debited to prepaid stock for services. The expense was recognized in Q1 2022.

During the Q1 2022, the Company issued 200,000 shares of common stock and 9,000,000 shares of preferred stock to officers and directors for services. The shares were valued at $0.001, for total non-cash stock compensation of $9,200.

NOTE 5 – COMMON STOCK

During Q1 2022, the Company issued 3,500,000 shares of common stock to friends and family. The shares were valued at $0.001, for total non-cash stock expense of $3,500.

During Q1 2022, the Company issued 875,000 shares of common stock and 1,000,000 shares of preferred stock for services. The shares were valued at $0.001, for total non-cash stock compensation of $1,875.

Refer to Note 4 for shares issued to related parties.

F-13

NOTE 6 – PREFERRED STOCK

On October 16, 2017, the Company filed a Certificate of Designation with the state of Nevada to designate 20,000,000 shares of Series A Preferred Stock, par value $0.001. Each share of Series A Preferred stock has voting rights of 100 common shares and is convertible into one share of common stock.

Refer to Note 4 for shares issued to related parties.

NOTE 7– SUBSEQUENT EVENTS

Management has evaluated events occurring between the end of the fiscal year, December 31 2022 to the date when the financial statements were issued:

In February 2023, the Company acquired IAI Tech from our CEO Carlos Salgado. Previously, Mr. Salgado owned 100% of IAI Tech. IAI tech has become a wholly owned subsidiary of Bell Rose Capital and the company has devoted all of its resources to the development of IAI Tech’s products.

F-14

PART III – EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:

2. Charter and Bylaws
2.1	Articles of Incorporation	Filed herewith.
2.2	Articles of Amendment to Articles of Incorporation	Filed herewith.
2.2.1	Certificate of Designation	To be filed by amendment.
2.3	Bylaws	Filed herewith.

4. Subscription Agreement
4.1	Subscription Agreement	Filed herewith.

7. Plan of acquisition, reorganization, arrangement, liquidation, or succession
7.1	Plan and Agreement of Reorganization among the Company, IAI tech, a California corporation, and Carlos Salgado	Filed herewith.

11. Consents
11.1	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)	Filed herewith.

12. Opinion re: Legality
12.1	Opinion of Newlan Law Firm, PLLC	Filed herewith.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ontario, State of California, on June 2, 2023.

BELL ROSE CAPITAL, INC.

By: /s/ Carlos Salgado
Carlos Salgado
Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Carlos Salgado	June 2, 2023
Carlos Salgado
Chief Executive Officer and Director

/s/ Necuh Callejo	June 2, 2023
Necuh Callego
Chief Financial Officer, Secretary and Director

/s/ Ahyende Sandy	June 2, 2023
Ahyende Sandy
Chief Marketing Officer and Director

III-2